UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

OBSIDIAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17430	35-2154335
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Monument Circle Suite 4800 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (317) 237-4122

Item 4.02(b).     Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On February 24, 2006, Obsidian Enterprises, Inc. (the "Company"), was informed by its former independent accountant, McGladrey & Pullen, LLP ("McGladrey"), that disclosure should be made in order to clarify that the financial statements for fiscal years 2004 and 2003 included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2005 (the "Form 10-K") were not audited by McGladrey. The financial statements for fiscal years 2004 and 2003 included in the Form 10-K contained prior period adjustments (further described in footnote 17 to the financial statements included in the Form 10-K) which were not discussed with or examined by McGladrey prior to the filing of the Form 10-K by the Company.

Due to the potential prior period adjustments discussed above, the Report of Registered Public Accounting Firm issued by McGladrey relating to the consolidated balance sheets of the Company and its Subsidiaries as of October 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for each of the three years in the period ended October 31, 2004 included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2004 (the "2004 Audit Report") and the Report of Registered Public Accounting Firm issued by McGladrey relating to the consolidated balance sheets of the Company and its Subsidiaries as of October 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for each of the three years in the period ended October 31, 2003 included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2003 (the "2003 Audit Report", and collectively with the 2004 Audit Report, the "Audit Reports"), should not be relied upon.

Representatives of the Company's independent accountant Somerset CPAs, P.C. ("Somerset") and counsel to the Company have had discussions with McGladrey about the contents of this Form 8-K, although to date neither the audit committee, the Board of Directors, nor any officer of the Company has spoken with McGladrey about this matter. The Company intends to engage McGladrey to review the potential prior period adjustments and to consult with Somerset regarding those potential prior period adjustments and the effect, if any, on the Audit Reports.

McGladrey has been given the opportunity to review the disclosures in this Form 8-K prior to its filing and has furnished the Company with a letter indicating that it agrees with the statements made herein. This letter is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.
	99.1	Letter from McGladrey & Pullen, LLP dated March 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Obsidian Enterprises, Inc.
Date: March 2, 2006	By: /s/ Rick D. Snow Rick D. Snow Executive Vice President/Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Letter from McGladrey & Pullen, LLP dated March 2, 2006